Exhibit 1.1
SPS Commerce, Inc.
Common Stock
Underwriting Agreement
June 9, 2011
Stifel, Nicolaus & Company, Incorporated
As representative of the Underwriters
named in Schedule I hereto,
c/o Stifel, Nicolaus & Company, Incorporated
One Montgomery Street, Suite 3700
San Francisco, CA 94104
Ladies and Gentlemen:
     The stockholder of SPS Commerce, Inc., a Delaware corporation (the “Company”), named in Schedule II hereto (the “Selling Stockholder”) proposes, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 1,204,327 shares of Common Stock, $0.001 par value (“Stock”) of the Company (the “Shares”).
          1. The Company represents and warrants to, and agrees with, each of the Underwriters that:
               (a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-174026), and such amendments to such registration statement as may have been required to the date of this Agreement, under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Commission thereunder. Such registration statement, at any given time, including any amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act (the “Rule 430B Information”) or otherwise pursuant to the rules and regulations of the Commission thereunder at such time, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Initial Registration Statement.”
     The prospectus in the form in which it appeared in the Initial Registration Statement is herein called the “Base Prospectus.” Each preliminary prospectus supplement, if any, to the Base Prospectus (including the Base Prospectus as so supplemented) that described the Shares and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a “Preliminary Prospectus.” Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Shares and the offering thereof in accordance with the provisions of Rule 430B and Rule 424(b) of the Rules and Regulations. Such final supplemental form of prospectus (including the Base Prospectus as so supplemented), in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” The Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof, including the final prospectus supplement dated the date hereof, is herein called the “Statutory Prospectus.” For purposes of the definition of Statutory Prospectus, Rule 430B Information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act. The General

Use Free Writing Prospectus(es) (as defined in Section 1(d) hereof) issued at or prior to the Applicable Time (as defined in Section 1(d) hereof) and the Statutory Prospectus, all considered together are hereinafter called the “Pricing Prospectus.” Any “issuer free writing prospectus” as defined in Rule 433 under the Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act is hereinafter called an “Issuer Free Writing Prospectus”). Any reference herein to the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Statutory Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act as of the date of such prospectus.
     For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to financial statements and schedules and other information that is “described,” “contained,” “included,” “set forth” or “stated” in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in or otherwise deemed by the rules and regulations of the Commission to be a part of or included in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and which is deemed to be incorporated by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof;
               (b) At the time of the filing of the Initial Registration Statement with the Commission, the conditions for use of Form S-3, set forth in the General Instructions thereto, were satisfied. The Initial Registration Statement was declared effective by the Commission under the Act on June 7, 2011. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued, and, to the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission;
               (c) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Stifel, Nicolaus & Company, Incorporated expressly for use therein, it being understood and agreed that the only such information is that described in Section 10(d) hereof;
               (d) For the purposes of this Agreement, the “Applicable Time” is 9:25 a.m. (Eastern time) on the date of this Agreement. As of the Applicable Time, and as of the Time of Delivery, as the case may be, neither (i) the Pricing Prospectus nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the Pricing Prospectus, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus (A) does not conflict with the information contained in the Registration Statement and the Pricing Prospectus, (B) will not conflict with the information contained in the Prospectus, and (C) as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each broadly available road show, if any, when considered together with the Pricing Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 1(d) shall not apply to statements or omissions made in the Pricing Prospectus or an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Stifel, Nicolaus & Company, Incorporated expressly for use therein, it being understood and agreed that the only such information is that described in Section 10(d) hereof. As used in this subsection and elsewhere in this Agreement:
               “Broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Act that has been made available without restriction to any person
               “General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so identified on Schedule III to this Agreement.
               “Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus;
               (e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this Section 1(e) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Stifel, Nicolaus & Company, Incorporated expressly for use therein, it being understood and agreed that the only such information is that described in Section 10(d) hereof;
               (f) Neither the Company nor any of its subsidiaries has, directly or indirectly, distributed, and none of them will distribute, any offering material in connection with the offering and sale of the Shares other than the Base Prospectus, any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 6 below. The Company will file with the Commission all Issuer Free Writing Prospectuses required to be filed in the time and manner required under Rule 433(d) under the Act;
               (g) The Company has filed on a timely basis with the Commission all reports, registration statements and other documents required by the Act, the Exchange Act, or the rules and regulations of the Commission promulgated pursuant to the Act or the Exchange Act. All such documents filed by the Company with the Commission, as of the date they were filed, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Stifel, Nicolaus & Company, Incorporated expressly for use therein or by the Selling Stockholder expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule IV hereto;
               (h) Neither the Company nor any of its subsidiaries (i) has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (ii) is in violation of its charter or by-laws or in default (or with the giving notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which it is a party or by which it is bound or to which its properties is subject, in each case otherwise than as set forth or contemplated in the Pricing Prospectus, and in each case except for such loss, interference, default or violation as would not, individually or in the aggregate, have a material adverse effect on the business, prospects, properties, operations, assets, condition (financial or otherwise), stockholders’ equity or results of operations of the Company (a “Material Adverse Effect”); and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (A) any change in the capital stock or long-term debt of the Company or any of its subsidiaries, other than the expiration of or grants of stock options to employees of the Company pursuant to the Company’s equity incentive plans in the ordinary course of business and the issuance of shares of Stock upon the exercise of warrants and stock options by existing security holders of the Company in the ordinary course of business, or (B) any material adverse change, or any development reasonably expected to result in a material adverse change, in or affecting the business, prospects, operations, assets, condition (financial or otherwise) or results of operations of the Company, otherwise than as set forth or contemplated in the Pricing Prospectus;
               (i) Neither the Company nor any of its subsidiaries owns any real property. Each of the Company and its subsidiaries has good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries. Any real property and buildings held under lease by the Company or any of its subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or such subsidiary;
               (j) The Company and each of its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus, and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified and in good standing in any such jurisdiction would not have, individually or in the aggregate, a Material Adverse Effect;
               (k) Neither the Company nor any of its subsidiaries owns, and at the Time of Delivery (as defined in Section 4(a) hereof), none of them will own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any corporation, firm, partnership, joint venture, association or other entity, other than, with respect to the Company, 100% of the equity interests of each of its subsidiaries;
               (l) The Company has the authorized, and issued and outstanding capital stock as set forth in the Pricing Prospectus by the incorporation by reference of the Company’s Registration Statement on Form 8-A filed with the SEC on April 19, 2010 (including any amendments or reports filed for the purpose of updating the description) (the “Form 8-A”); all of the issued shares of capital stock of the Company (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable, and (iii) were issued in compliance with all applicable state and federal securities laws or an exemption thereto; all of the issued shares of Stock conform to the description of the Stock that is contained in the Pricing Prospectus and that will be contained in the Prospectus, in each case by the incorporation by reference of the Form 8-A; and none of the holders of capital stock of the Company are entitled to receive any liquidation preference payment solely by virtue of the consummation of the offering contemplated in this Agreement;
               (m) The Shares have been duly authorized, were validly issued and are fully paid and non-assessable and conform to the description of the Stock that is contained in the Pricing Prospectus and that will be contained in the Prospectus; and no restrictions (other than under federal and state securities laws) upon the voting or transfer of, any of the Shares or the sale thereof exist or will exist prior to or at the Time of Delivery with respect to such Shares;
               (n) The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any of its subsidiaries or any of their properties, or conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give rise to a right of termination under, or result in the acceleration of any obligation under any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or affected or to which any of the property or assets of the Company or any of its subsidiaries is subject or affected, except for such breaches or violations as would not, individually or in the aggregate, have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any of its subsidiaries;
               (o) No consent, approval, authorization, order, registration, qualification, permit, license, exemption, filing or notice (each an “Authorization”) of, from, with or to any court, tribunal, government, governmental or regulatory authority, self-regulatory organization or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except (A) the registration of the Shares under the Act; (B) such Authorizations as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters; (C) the approval of the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements of the offering of the Shares; and (D) such other Authorizations the absence of which would not, individually or in the aggregate, have a Material Adverse Effect; and no event has occurred, nor is any proceeding, to the best of the knowledge of the Company, pending or threatened, that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such Authorization or any other impairment of the rights of the holder or maker of any such Authorization;
               (p) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with the terms hereof. All actions (including those of stockholders) necessary for the Company to consummate the transactions contemplated in this Agreement have been taken and are in effect;
               (q) The conditions for use of Form S-3, set forth in the General Instructions thereto, have been satisfied. Each of the Registration Statement and any post-effective amendment thereto has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with;
               (r) Neither the Company nor any of its subsidiaries is (A) in violation of its Certificate of Incorporation or By-laws or other organizational documents or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected or any indenture, mortgage, deed of trust, loan agreement, lease or other agreement, except for such violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Company and its subsidiaries has in effect controls and procedures for ensuring compliance in all material respects with any agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected or any indenture, mortgage, deed of trust, loan agreement, lease or other agreement, except for such agreements the breach of which would not, individually or in the aggregate, have a Material Adverse Effect;
               (s) The statements that are set forth in the Pricing Prospectus, and that will be set forth in the Prospectus, describing the Company’s capital stock by the incorporation by reference of the Form 8-A, insofar as they purport to constitute a summary of the terms of the Stock, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are (in the case of the Pricing Prospectus) or will be (in the case of the Prospectus), as the case may be, accurate, complete and fair;
               (t) Except as is disclosed in the Pricing Prospectus and will be disclosed in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or such subsidiary, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or would materially and adversely affect the ability of the Company or such subsidiary to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Shares; and to the best of the knowledge of the Company and each of its subsidiaries, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;
               (u) Except as is disclosed in the Pricing Prospectus, and will be disclosed in the Prospectus, (i) the Company owns or possesses adequate rights to use all trademarks, trade names, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), licenses, approvals and governmental authorizations to conduct its business as now conducted and none of the foregoing intellectual property rights owned or possessed by the Company which is material to the Company or any of its subsidiaries is invalid or unenforceable; to the Company’s knowledge, neither the Company nor any of its subsidiaries is infringing any third party’s patents or patent applications; neither the Company nor any of its subsidiaries is infringing any third party’s trademarks, trade name rights, inventions, copyrights, licenses, trade secrets or other similar rights of others, (iii) neither the Company nor any of its subsidiaries is engaging in any improper use of data obtained by it from customers or other third parties or through its own survey collection efforts, (iv) neither the Company nor any of its subsidiaries is aware of any infringement, misappropriation or violation by others of, or conflict by others with rights of the Company or any of its subsidiaries with respect to, any of the foregoing intellectual property rights, where such infringement would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (v) there is no claim being made against the Company or any of its subsidiaries, or to the best of the knowledge of the Company and each of its subsidiaries, any employee of the Company or any of its subsidiaries, regarding trademark, trade name, patent, inventions, copyright, license, trade secret or other infringement or improper use of any data obtained by the Company or any of its subsidiaries from third parties which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its subsidiaries has any patents or patent applications;

               (v) All current employees, consultants and contractors of the Company and each of its subsidiaries have executed written instruments with the Company that assign to the Company all rights, title and interest in and to any and all (i) inventions, improvements, discoveries, writings and other works of authorship, and information relating to the business of the Company and each of its subsidiaries or any of the products or services being researched, developed or sold by the Company or any of its subsidiaries or that may be used with any such products or services and (ii) any intellectual property and/or proprietary rights related thereto, including but not limited to trademarks, trade names, patents, patent applications, inventions, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures). To the knowledge of the Company and each of its subsidiaries, all former employees, consultants and contractors of the Company and each of its subsidiaries have executed written instruments with the Company that assign to the Company all rights, title and interest in and to any and all (i) inventions, improvements, discoveries, writings and other works of authorship, and information relating to the business of the Company and each of its subsidiaries or any of the products or services being researched, developed or sold by the Company and its subsidiaries or that may be used with any such products or services and (ii) any intellectual property and/or proprietary rights related thereto, including but not limited to trademarks, trade names, patents, patent applications, inventions, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), except to the extent that failure to execute such written instruments would not have a Material Adverse Effect;
               (w) Except as is disclosed in the Pricing Prospectus and will be disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that materially restrict the Company’s ability to conduct its business as described in the Pricing Prospectus;
               (x) The Company and each of its subsidiaries possesses all certificates, certifications, registrations, notifications, orders, licenses, authorizations, approvals and permits (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business and such Permits are valid and in full force and effect, except for Permits where the failure to possess, or the invalidity of which, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of its subsidiaries is in compliance in all respects with the terms and conditions of such Permits, except where the failure to comply would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;
               (y) The Company and each of its subsidiaries is insured against such losses and risks and in such amounts as each of the Company and such subsidiaries reasonably believes are prudent and customary in the business in which it is engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;
               (z) The Company and each of its subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all Permits required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance in all respects with any such Permit, except where such noncompliance with Environmental Laws, failure to receive required Permits, or failure to comply with the terms and conditions of such Permits would not have, individually or in the aggregate, a Material Adverse Effect;

               (aa) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Permit, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect;
               (bb) The Company and each of its subsidiaries has filed all federal, state, local and foreign tax returns which have been required to be filed and has paid or made provision to pay all taxes and assessments received by it to the extent that such taxes or assessments have become due, except where the failure to file such returns or pay, or make provision to pay, all such taxes and assessments would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has any tax deficiency which has been or, to the best of the knowledge of the Company and its subsidiaries, might be asserted or threatened against it which would reasonably be expected to have a Material Adverse Effect;
               (cc) The liabilities of the Company and each of its subsidiaries to their customers are as set forth in the Company’s standard form of Master Services Agreement and in the Prospectus, except as would not, individually or in the aggregate, have a Material Adverse Effect;
               (dd) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended;
               (ee) At the time of filing the Initial Registration Statement, the Company was not an “ineligible issuer,” as defined in Rule 405 under the Act;
               (ff) Except as disclosed in the Pricing Prospectus, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or its subsidiaries or to require the Company to include such securities with the Shares registered pursuant to the Initial Registration Statement other than as have been waived in writing in connection with the offering contemplated hereby;
               (gg) Grant Thornton LLP, who have certified certain financial statements of the Company, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;
               (hh) The financial statements of the Company (including all notes and schedules thereto) included in the Registration Statement, the Pricing Prospectus and Prospectus comply in all material respects with the requirements of the Act and the Exchange Act and present fairly the financial position of the Company at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company for the periods specified are in conformity with generally accepted accounting principles, consistently applied throughout the periods involved; and the selected financial data that are included in the Registration Statement and the Pricing Prospectus and that will be included in the Prospectus, (i) are, in the case of the financial information for the years ended December 31, 2008, December 31, 2009 and December 31, 2010, derived from the consolidated financial statements that are set forth in the Registration Statement and the Pricing Prospectus and that will be set forth in the Prospectus, (ii) are, in the case of financial information for the years ended December 31, 2006 and December 31, 2007, complete and accurate in all respects and fairly present the financial condition of the Company at the respective dates thereof and the results of the Company’s operations for the periods then ended and were prepared in accordance with the books and records of the Company in conformity with generally accepted accounting principles, consistently applied during the periods covered thereby except for the omission of footnotes and normal year-end adjustments which are not, individually and in the aggregate, material. All financial statements or schedules of the Company which are required by the Act or the rules and regulations of the Commission thereunder to be included in the Registration Statement, the Preliminary Prospectus or the Prospectus have been or, in the case of the Prospectus, will be so included;
               (ii) The Company is fully compliant in all respects with applicable laws, rules and regulations of the Commission regarding internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act). Except as is disclosed in the Pricing Prospectus and will be disclosed in the Prospectus, the Company is not aware of any material weaknesses in its internal control over financial reporting;
               (jj) Since the date of the latest audited financial statements of the Company included in the Pricing Prospectus, there has been no change in the internal control over financial reporting of the Company or any of its subsidiaries that has materially diminished, or is reasonably likely to materially diminish, the effectiveness of the internal control over financial reporting of the Company or any of its subsidiaries (other than as set forth in the Pricing Prospectus);
               (kk) The Company and each of its subsidiaries maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and each of its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within the Company; and such disclosure controls and procedures are effective;
               (ll) The Company and each of its subsidiaries is in compliance with all currently effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder that are applicable, or will be applicable to the Company as of the Time of Delivery;
               (mm) There are no off-balance sheet arrangements, outstanding guarantees or other contingent obligations of the Company or any of its subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
               (nn) The Company’s Chief Executive Officer and Chief Financial Officer have reviewed and agreed with the selection, application and disclosure of critical accounting policies and have consulted with the Company’s independent registered public accounting firm with regard to such disclosure;
               (oo) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other hand, which is required to be described in the Registration Statement, the Pricing Prospectus and the Prospectus and which is not so described. There are no outstanding loans, advances or guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the executive officers or directors of the Company or any of its subsidiaries;
               (pp) To the knowledge of the Company and its subsidiaries, no person associated with or acting on behalf of the Company, including without limitation any director, officer, agent or employee of the Company or any of its subsidiaries has, directly or indirectly, while acting on behalf of the Company or any of its subsidiaries (A) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (B) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (C) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended or (D) made any other unlawful payment;

               (qq) Except as contemplated by this Agreement and as is disclosed in the Pricing Prospectus and will be disclosed in the Prospectus, no person is entitled to receive from the Company or any of its subsidiaries a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated herein;
               (rr) Neither the Company nor any of its subsidiaries conducts business with the government of, or with any person located in any country in a manner that violates in any material respect any of the economic sanctions programs or similar sanctions-related measures of the United States as administered by the United States Treasury Department’s Office of Foreign Assets Control;
               (ss) There is no document, contract, permit or instrument of a character required to be described in the Initial Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as an exhibit to the Initial Registration Statement which is not (or, in the case of the Prospectus, will not be) described or filed as required. All such contracts described (or, in the case of the Prospectus, to be described) in the Initial Registration Statement, the Pricing Prospectus or the Prospectus or filed as exhibits to the Initial Registration Statement to which the Company or any of its subsidiaries is a party have been duly authorized, executed and delivered by the Company or such subsidiary, constitute valid and binding agreements of the Company or such subsidiary and are enforceable against and by the Company or such subsidiary in accordance with the terms thereof;
               (tt) Except for stock issuances disclosed in the Initial Registration Statement, the Company has not sold or issued any shares of Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A, or Regulations D or S, under the Act, other than any shares of Stock issued upon exercise of warrants and stock options granted pursuant to the Company’s equity incentive plans, which warrants and equity incentive plans are described in the Pricing Prospectus and will be described in the Prospectus;
               (uu) Statistical, industry-related and market-related data included in the Initial Registration Statement, the Pricing Prospectus and the Prospectus are (or, in the case of the Prospectus, will be) based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate in all material respects;
               (vv) Neither the Company nor any of its subsidiaries has distributed, and none of them will distribute prior to the Time of Delivery and completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectuses, the Prospectus, the Registration Statement and Issuer Free Writing Prospectuses listed in Schedule III hereto;
               (ww) None of the Company, any of its subsidiaries or any of their directors, officers or controlling persons has taken, directly or indirectly, any action designed, or which would reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company;
               (xx) (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no material “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any material liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA);
               (yy) Neither the Company nor any of its subsidiaries does business with the government of Cuba or with any person located in Cuba within the meaning of Section 517.075, Florida Statutes;
               (zz) Copies of the minute books of the Company have been furnished to counsel for the Underwriters, and such books (i) contain all minutes and written actions of the board of directors (including each committee thereof) of the Company prepared since the time of its incorporation and (ii) accurately reflect all matters referred to in such minutes;
               (aaa) [Intentionally left blank]
               (bbb) The Company has no subsidiaries other than SPS Commerce Hong Kong Limited and SPS International, Inc.; and
               (ccc) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) made by the Company or any of its officers or directors contained in the Registration Statement, the Prospectus or the Pricing Prospectus, or made available to the public generally since April 22, 2010, has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
     2. The Selling Stockholder represents and warrants to, and agrees with, each of the Underwriters that:
               (a) All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholder of this Agreement and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by the Selling Stockholder hereunder, have been obtained; and the Selling Stockholder has full right, power and authority to enter into this Agreement and the Custody Agreement to make the representations, warranties and agreements hereunder and thereunder and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder;
               (b) The sale of the Shares to be sold by the Selling Stockholder hereunder and the compliance by the Selling Stockholder with all of the provisions of this Agreement and the Custody Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give rise to a right of termination under, or result in the acceleration of any obligations under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or affected or to which any of the property or assets of the Selling Stockholder is subject or affected, nor will such action result in any violation of the provisions of the Partnership Agreement of the Selling Stockholder, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property of the Selling Stockholder, except for such breaches, defaults or violations that would not have an adverse effect on the ability of the Selling Stockholder to perform its obligations under this Agreement;

               (c) The Selling Stockholder has, and immediately prior to the Time of Delivery (as defined in Section 4(a) hereof) the Selling Stockholder will have, good and valid title to the Shares to be sold by the Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims (other than pursuant to the Custody Agreement); and, upon delivery of the Shares and payment therefor pursuant hereto, good and valid title to the Shares, free and clear of all liens, encumbrances, equities or claims (other than pursuant to the Custody Agreement), will pass to the several Underwriters;
               (d) The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
               (e) The Selling Stockholder is not prompted by any material nonpublic information concerning the Company or any of its subsidiaries which is not set forth in the Pricing Prospectus to sell its Shares pursuant to this Agreement;
               (f) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use therein, the Preliminary Prospectus and the Registration Statement did not, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading based on the written information furnished to the Company by the Selling Stockholder expressly for use therein. The Company and the Underwriters acknowledge that the information provided by the Selling Stockholder in connection with preparing the response to Item 7 of Form S-3 constitute the only written information furnished to the Company by the Selling Stockholder for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or amendment thereto for purposes of this Agreement;
               (g) Each broadly available road show, if any, when considered together with the Pricing Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this Section 2(g) are limited to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto as set forth in Section 2(f);
               (h) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Stockholder will deliver to you prior to or at the Time of Delivery (as defined in Section 4(a) hereof) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);
               (i) Certificates in negotiable form representing all of the Shares to be sold by the Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by the Selling Stockholder to the Company’s transfer agent, as custodian (the “Custodian”); and
               (j) The Shares represented by the certificates held in custody for the Selling Stockholder under the Custody Agreement are for the benefit and coupled with and subject to the interests of the Underwriters, the Custodian and the Company; the arrangements made by the Selling Stockholder for such custody are to that extent irrevocable; the obligations of the Selling Stockholder hereunder shall not be terminated by operation of law, whether by the dissolution of the Selling Stockholder’s partnership or by the occurrence of any other event; or if the Selling Stockholder’s partnership should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholder in accordance with the terms and conditions of this Agreement and of the Custody Agreements.
          3. Subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at a purchase price per share of $16.00, the number of Shares set forth opposite its name in Schedule II hereto.
          4. Payment and Delivery.
               (a) The Shares to be purchased by each Underwriter hereunder will be represented by one or more definitive global Shares in book-entry form which will be deposited by or on behalf of the Selling Stockholder with the Depository Trust Company (“DTC”) or its designated custodian. The Custodian will deliver the Shares to Stifel, Nicolaus & Company, Incorporated, for the account of each Underwriter, against payment by or on behalf of each such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Selling Stockholder, by causing DTC to credit the Shares to the account of Stifel, Nicolaus & Company, Incorporated at DTC. The time and date of such delivery and payment shall be, with respect to the Shares, 10:00 a.m., New York time, on June 14, 2011, or such other time and date as Stifel, Nicolaus & Company, Incorporated and the Selling Stockholder may agree upon in writing. Such time and date for delivery of the Shares is herein called the “Time of Delivery.”
               (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 9(q) hereof, will be delivered at the offices of Goodwin Procter LLP, 53 State Street, Exchange Place, Boston, Massachusetts 02109 (the “Closing Location”), and the Shares will be delivered at the office of DTC or its designated custodian, all at the Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.
          5. Each of the Company and the Selling Stockholder acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Stockholder on other matters) or any other obligation to the Company or the Selling Stockholder except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Selling Stockholder and have no obligation to disclose or account to the Company or the Selling Stockholder for any of such differing interests and (v) each of the Company and the Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Company and the Selling Stockholder agrees that it will not claim that the

Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Stockholder, in connection with such transaction or the process leading thereto.
          6. The Company agrees with each of the Underwriters:
               (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the happening of any event during the Prospectus Delivery Period (as defined in Section 6(c)) that in the judgment of the Company makes any statement made in the Registration Statement, the Preliminary Prospectus or the Prospectus untrue or that requires the making of any changes in the Registration Statement, the Preliminary Prospectus or the Prospectus in order to make the statements therein, in the light of the circumstances in which they are made, not misleading; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares or to the best of the knowledge of the Company the initiation or threatening of any proceeding for that purpose, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or to the best of the knowledge of the Company the initiation or threatening of any proceeding for that purpose, of the receipt of any notification with respect to the suspension of the Shares for quotation on The NASDAQ Global Market (“Nasdaq”) or to the best of the knowledge of the Company the initiation or threatening of any proceeding for that purpose or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information or any other purpose; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order. If the Company has omitted any information from the Registration Statement pursuant to Rule 430B, the Company will comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430B and notify Stifel, Nicolaus & Company, Incorporated promptly of all such filings;
               (b) To promptly take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;
               (c) On the second New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus (the “Prospectus Delivery Period”) in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the

Prospectus in order to comply with the Act, to notify you and upon your request prepare and duly file with the Commission an appropriate supplement or amendment to the Prospectus which will correct such statement or omission or effect such compliance and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus, and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
               (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earning statement of the Company (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including Rule 158 of the Act);
               (e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Initial Lock-Up Period”), not to offer, sell, pledge, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the exercise of warrants or the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent. Notwithstanding the foregoing, if (1) during the last 17 days of the Initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the Initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period following the last day of the Initial Lock-Up Period, then in each case the Initial Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Stifel, Nicolaus & Company, Incorporated waives, in writing, such extension; the Company will provide Stifel, Nicolaus & Company, Incorporated with prior notice of any such announcement that gives rise to an extension of the Initial Lock-Up Period. Stifel, Nicolaus & Company, Incorporated will provide the Company with written notice of any extension of the Initial Lock-Up Period; provided, however, that failure to provide such notice shall not affect the effectiveness of such extension;
               (f) Unless otherwise publicly available in electronic format on the website of the Company or the Commission, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;
               (g) During a period of five years from the effective date of the Registration Statement, unless otherwise publicly available in electronic format on the website of the Company or the Commission, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company are consolidated in reports furnished to its stockholders generally or to the Commission);
               (h) [Intentionally left blank];
               (i) During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and Nasdaq all reports and documents required to be filed under the Exchange Act;
               (j) [Intentionally left blank];
               (k) To refrain from taking at any time, directly or indirectly, any action designed or that might reasonably be expected to cause or result in, or that will constitute, stabilization of the price of the shares of any security of the Company;
               (l) Except as otherwise required by law (as determined in the reasonable judgment of the Company and its counsel), prior to the Time of Delivery, to refrain from issuing any press release, directly or indirectly, or holding any press conference, in each case with respect to the Company’s financial condition, earnings, business, operations or prospects, or the offering of the Shares, without the prior written consent of Stifel, Nicolaus & Company, Incorporated; and
               (m) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.
          7. (a) The Company represents and agrees that, without the prior written consent of Stifel, Nicolaus & Company, Incorporated, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and Stifel, Nicolaus & Company, Incorporated, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and Stifel, Nicolaus & Company, Incorporated is listed on Schedule III hereto.
               (b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.
               (c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to Stifel, Nicolaus & Company, Incorporated and, if requested by Stifel, Nicolaus & Company, Incorporated, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an

Underwriter through Stifel, Nicolaus & Company, Incorporated expressly for use therein, it being understood and agreed that the only such information is that described in Section 10(d) hereof.
          8. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Selling Stockholder covenant and agree with one another and with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost, other than the fees of counsel to the Underwriters, of printing or producing this Agreement, the Custody Agreement, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) the filing fees of the Commission and all expenses associated with transmitted documents to the Commission in connection with the offering of the Shares; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing the review by FINRA of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of the transfer agent or registrar for the Stock, (viii) costs and expenses of the Company relating to investor presentations or any road show undertaken in connection with the marketing of the Shares and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (b) the Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of the Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for the Selling Stockholder and the Custodian, and (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by the Selling Stockholder to the Underwriters hereunder. In connection with clause (b)(ii) of the preceding sentence, Stifel, Nicolaus & Company, Incorporated agrees to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse Stifel, Nicolaus & Company, Incorporated for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated and to comply with applicable tax laws. It is understood, however, that the Company shall pay, or reimburse the Selling Stockholder for, any fees and expenses otherwise payable under subsection (a) hereof. It is further understood, however, that the Company shall bear, and the Selling Stockholder shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.
          9. The obligations of the Underwriters hereunder, as to the Shares to be delivered at the Time of Delivery, shall be subject to the following conditions:
               (a) All representations and warranties and other statements of the Company and the Selling Stockholder herein are, at and as of the Time of Delivery, true and correct;
               (b) The Company and the Selling Stockholder shall have performed and complied with all of its and their covenants, agreements and obligations hereunder;
               (c) If filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Act or the rules and regulations of the Commission thereunder, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing

Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b)); all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall, to the best of the knowledge of the Company, have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
               (d) Goodwin Procter LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated the Time of Delivery, in form and substance reasonably acceptable to you;
               (e) Faegre & Benson LLP, counsel for the Company, shall have furnished to you their written opinion and letter, dated the Time of Delivery, in the forms attached as Annex I(a) hereto;
               (f) The counsel for the Selling Stockholder, as indicated in Schedule II hereto, shall have furnished to you its written opinion with respect to the Selling Stockholder (a draft of such opinion is attached as Annex I(b) hereto), dated the Time of Delivery, in form and substance satisfactory to you;
               (g) Concurrently with the execution of this Agreement and also at the Time of Delivery, Grant Thornton LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and shall use a “cut off” date no more than three business days prior to the Time of Delivery;
               (h) (i) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, operations, management, assets, condition (financial or otherwise) or results of operations of the Company or any of its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of Stifel, Nicolaus & Company, Incorporated so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;
               (i) On or after the Applicable Time there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the NASDAQ Stock Market or the NYSE Amex or in the over-the-counter market shall have been suspended or minimum or maximum prices or maximum ranges for prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) (A) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, there shall have been a material escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (B) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it with respect to either (A) or (B), in the sole judgment of Stifel, Nicolaus & Company, Incorporated, impracticable or inadvisable to proceed with the sale or delivery of the Shares;
               (j) The Shares to be sold at the Time of Delivery shall have been duly listed on Nasdaq;
               (k) [Intentionally left blank]
               (l) The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;
               (m) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you certifying as to the accuracy of the representations and warranties of the Company and the Selling Stockholder herein at and as of the Time of Delivery, as to the performance by the Company of all of its respective obligations hereunder to be performed at or prior to the Time of Delivery, and as to such other matters as you may reasonably request;
               (n) The Selling Stockholder shall have furnished or caused to be furnished to you at the Time of Delivery a certificate of the officer of the Selling Stockholder substantially in the form attached hereto as Annex II;
               (o) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements;
               (p) A certificate signed by the Secretary or Assistant Secretary of the Company dated the Time of Delivery certifying: (i) that the By-Laws and Amended and Restated Certificate of Incorporation of the Company are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) all correspondence between the Company or its counsel and the Commission (attached to the certificate) and (iv) as to the incumbency of the officers of the Company; and
               (q) At the Time of Delivery, the Underwriters and counsel for the Underwriters shall have received all such information, documents and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Shares as contemplated herein or in order to evidence the accuracy of any of the representations and warranties or the satisfaction of any of the conditions or agreements herein contained.
          10. (a) The Company will indemnify and hold harmless each Underwriter, and each of their respective directors and officers, and any person who controls or is alleged to control an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based in whole or in part upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they are made, or (ii) any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under the law in connection with the transactions contemplated by this Agreement, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to any Underwriter to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Stifel, Nicolaus & Company, Incorporated expressly for use therein, it being understood and agreed that the only such information is that described in Section 10(d) hereof and provided, further, that the Company shall not be liable in any such case to any Underwriter with respect to any untrue statement or omission of a material fact if, (i) prior to the Time of Delivery the Company shall have notified Stifel, Nicolaus & Company, Incorporated in writing in accordance with Section 14 hereof that the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus contains an untrue statement or alleged untrue statement of material fact or omits or allegedly omits to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) such untrue statement, alleged untrue statement, omission or alleged omission of a material fact was corrected in an amendment or supplement and such amendment or supplement was provided to the Underwriters prior to the Applicable Time, and (iii) the information contained in such corrected disclosure was not conveyed at or prior to the Applicable Time.
               (b) [Intentionally left blank]
               (c) The Selling Stockholder will indemnify and hold harmless the Company, each Underwriter and each of their respective directors and officers, and any person who controls or is alleged to control an Underwriter or the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based in whole or in part upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they are made, or (ii) any inaccuracy in the representations and warranties of the Selling Stockholder contained herein or any failure of the Selling Stockholder to perform its obligations hereunder or under law in connection with the transactions contemplated by this Agreement, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with information relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder or counsel therefor expressly for use therein; and will reimburse the Company and each Underwriter for any legal or other expenses reasonably incurred by the Company or such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred. Notwithstanding the foregoing, the Selling Stockholder shall not be liable in any such case to the Company or any Underwriter with respect to any untrue statement or omission of a material fact if, (i) prior to the Time of Delivery the Selling Stockholder shall have notified the Company and Stifel, Nicolaus & Company, Incorporated in writing in accordance with Section 14 hereof that the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus contains an untrue statement or alleged untrue statement of material fact or omits or allegedly omits to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) such untrue statement, alleged untrue statement, omission or alleged omission of a material fact was corrected in an amendment or supplement and such amendment or supplement was provided to the Company and the Underwriters prior to the Applicable Time, and (iii) the information contained in such corrected disclosure was not conveyed at or prior to the Applicable Time.
               (d) Each Underwriter will indemnify and hold harmless the Company, the Selling Stockholder and each of their respective directors and officers, and any person who controls or is alleged to control the Company or the Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or the Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Stifel, Nicolaus & Company, Incorporated expressly for use therein; and will reimburse the Company and the Selling Stockholder for any legal or other expenses reasonably incurred by the Company or the Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred. The Company and the Selling Stockholder acknowledge that (i) the statements set forth in the section titled “Commissions and Discounts” under the heading “Underwriting” in the Registration Statement, Preliminary Prospectus, Pricing Prospectus and the Prospectus and (ii) the list of the number of Shares purchased by each Underwriter set forth under the heading “Underwriting” in the Registration Statement, Preliminary Prospectus, Pricing Prospectus and the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by Stifel, Nicolaus & Company, Incorporated on behalf of the Underwriters expressly for inclusion in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus.
               (e) Promptly after receipt by an indemnified party under subsection (a), (c) or (d) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however that the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties if (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iv) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the actions. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
               (f) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (c) or (d) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (e) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligation in this subsection (f) to contribute are several in proportion to their respective underwriting obligations and not joint.
               (g) The obligations of the Company and the Selling Stockholder under this Section 10 shall be in addition to any liability which the Company and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or the Selling Stockholder within the meaning of the Act.
               (h) The liability of the Selling Stockholder under the indemnity and contribution provisions of this Section 10 shall be limited to an amount equal to the public offering price of the Shares sold by the Selling Stockholder, less the underwriting discount, as set forth on the front cover page of the Prospectus.
          11. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at the Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholder shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholder that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholder notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholder shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.
               (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter by you and the Company and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at the Time of Delivery, then the Company and the Selling Stockholder shall have the right to require you to purchase the number of Shares which you agreed to purchase hereunder at the Time of Delivery and, in addition, to require you to purchase your pro rata share (based on the number of Shares which you agreed to purchase hereunder) of the Shares of such defaulting Underwriter for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
               (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter by you and the Company and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at the Time of Delivery, or if the Company and the Selling Stockholder shall not exercise the right described in subsection (b) above to require you to purchase Shares of a defaulting Underwriter, then this Agreement shall thereupon terminate, without liability on your part, the Company or the Selling Stockholder, except for the expenses to be borne by the Company, the Selling Stockholder and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
          12. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or the Selling Stockholder, or any officer or director or controlling person of the Company, or any controlling person of the Selling Stockholder, and shall survive delivery of and payment for the Shares.
          13. If this Agreement shall be terminated pursuant to Section 11 hereof, neither the Company nor the Selling Stockholder shall then be under any liability to any Underwriter except as provided in Sections 10 and 13 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Stockholder as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholder shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 10 and 13 hereof.
          14. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Underwriters jointly or by Stifel, Nicolaus & Company, Incorporated on behalf of the Underwriters as the representative; and in all dealings with the Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement made or given by the Selling Stockholder.
     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representative in care of Stifel, Nicolaus & Company, Incorporated, One Montgomery Street, Suite 3700, San Francisco, CA 94104, Attention: General Counsel; if to the Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for the Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 10(e) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholder by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
          15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholder and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company, the Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
          16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
          17. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
          18. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior and all contemporaneous agreements (whether written or oral), understandings and negotiations with respect to the subject matter hereof. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

          19. This Agreement may be executed by any one or more of the parties hereto by facsimile or .pdf signature and in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
          20. Each of the Company, the Selling Stockholder and the Underwriters hereby waive any right it may have to trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.
          21. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholder are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction contemplated by this Agreement and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholder relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
     If the foregoing is in accordance with your understanding, please sign this Agreement and return to us originally executed signature pages for the Company and the Selling Stockholder plus one for each counsel and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Stockholder. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholder for examination, upon request, but without warranty on your part as to the authority of the signers thereof.
Very truly yours,

SPS Commerce, Inc.
By:	/s/ Kimberly K. Nelson
	Name:	Kimberly K. Nelson
	Title:	Chief Financial Officer

BVCF IV, L.P.
By:	Adams Street Partners, LLC, as General Partner
By:	/s/ Jeffrey T. Diehl
	Name:	Jeffrey T. Diehl
	Title:	Partner

(Signature Page to Underwriting Agreement)

Accepted as of the date hereof at San Francisco, California
     Stifel, Nicolaus & Company, Incorporated
     By: /s/ Keith Lister
     Name: Keith Lister
     Title: Director
On behalf of each of the Underwriters
(Signature Page to Underwriting Agreement)

SCHEDULE I

Total Number of
Shares
Underwriter	to be Purchased
Stifel, Nicolaus & Company, Incorporated	1,107,981
Craig-Hallum Capital Group LLC	96,346
Total	1,204,327

SCHEDULE II

Total Number of
Shares
to be Sold
BVCF IV, L.P.	1,204,327

(a)	The Selling Stockholder is represented by Faegre & Benson LLP.

SCHEDULE III
ISSUER FREE WRITING PROSPECTUSES

SCHEDULE IV